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                    SONESTA INTERNATIONAL HOTELS CORPORATION
                                 SUBSIDIARY LIST


                              DOMESTIC SUBSIDIARIES
                          Amsterdam Sonesta Corporation
                         Brewster Wholesale Corporation
                          Charterhouse Cambridge Trust
                         Sonesta of Massachusetts, Inc.
                      Sonesta Middle East Hotel Corporation
                           Florida Sonesta Corporation
                          Hotel Corporation of America
                          Hotel Corporation of Georgia
                          Key Biscayne Land Corporation
                               Royal Sonesta, Inc.
                              SIA Advertising, Inc.
                         Sonesta Hotels of Florida, Inc.
                      Sonesta Louisiana Hotels Corporation
                       Sonesta Soho Investment Corporation
                          Virginia Sonesta Corporation

                              FOREIGN SUBSIDIARIES
                                Newo Aruba, N.V.
                      Sonesta International Hotels Limited
                 Hotel Corporation of America (Bermuda) Limited
                           Port Royal Company Limited
                            Sonesta Costa Rica, S.A.
                     Sonesta Curacao Hotel Corporation, N.V.

                       OTHER SUBSIDIARIES NOT WHOLLY OWNED
                          The Soho Hotel Company, L.P.